EXHIBIT 4.2

ALDER BIOPHARMACEUTICALS, INC.

AMENDMENT NO. 1 TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment No. 1 (this “Amendment”) to Amended and Restated Investors’ Rights Agreement dated as of April 16, 2012 (the “Rights Agreement”), is made as of April 7, 2014, by and among ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation (the “Company”) and the Investors (as defined in the Rights Agreement)

RECITALS

WHEREAS, the Company and the Investors are parties to the Rights Agreement;

WHEREAS, pursuant to Section 4.7 of the Rights Agreement, the provisions of the Rights Agreement may be amended by the written consent of the Company and the holders of at least 60% of Common Stock of the Company issuable or issued upon conversion of the Preferred Stock of the Company (the “Requisite Holders”); and

WHEREAS, the Company and the undersigned Investors, comprising the Requisite Holders, desire to amend the Rights Agreement in order to modify certain time periods and the procedure for amending the Rights Agreement, as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

1.	Amendments to the Rights Agreement.

a.	Section 1.3(a) is hereby amended and restated in its entirety to read as follows (changes in italics):

“(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within ten (10) days after mailing of such notice by the Company in accordance with Section 4.5, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.”

b.	Section 4.7 is hereby amended and restated in its entirety to read as follows (changes in italics):

“4.7 Entire Agreement; Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of at least sixty percent (60%) of the then outstanding Registrable Securities; provided, however, that if such amendment or waiver affects the Founders’ Stock (i) in a manner different than securities issued to the Investors and (ii) in a manner adverse to the interests of the holders of the Founders’ Stock, then such amendment shall require the consent of the holder or holders of a majority of the Founders’ Stock, provided further, that any amendment or waiver of Section 2.7 and Section 2.8 hereof shall require the written consent of Novo A/S and, provided further, that any amendment which is not generally applicable to all Investors that would adversely affect the rights of any Investor as compared to all other Investors shall only be effective with the written consent of such Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities and the Company.”

2.	Miscellaneous.

a.	Except as specifically amended by this Amendment, the terms and conditions of the Rights Agreement shall remain in full force and effect.

b.	This Amendment shall be governed in all respects by the internal laws of the State of Delaware, without reference to principles of choice of law.

c.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile or other electronic transmission shall be as effective as original signatures.

[SIGNATURE PAGE FOLLOWS]

The parties hereto have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

ALDER BIOPHARMACEUTICALS, INC.

By:	/s/ Randall C. Schatzman
Name:	Randall C. Schatzman, Ph.D.
Title:	President and CEO
Address:	11804 North Creek Parkway South
Bothell, WA 98011

[SIGNATURE PAGE TO ALDER BIOPHARMACEUTICALS, INC. AMENDMENT NO. 1

TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties hereto have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

DELPHI VENTURES VII, L.P.

By:	Delphi Management Partners VII, LLC
General Partner

By:	/s/ Deepika R. Pakianathan
Name:	Deepika R. Pakianathan
Title:	Managing Member

Address:	3000 Sand Hill Road
Bldg 1, Suite 135
Menlo Park, CA 94025

DELPHI BIOINVESTMENTS VII, L.P.

By:	Delphi Management Partners VII, LLC
General Partner

By:	/s/ Deepika R. Pakianathan
Name:	Deepika R. Pakianathan
Title:	Managing Member

Address:	3000 Sand Hill Road
Bldg 1, Suite 135
Menlo Park, CA 94025

[SIGNATURE PAGE TO ALDER BIOPHARMACEUTICALS, INC. AMENDMENT NO. 1

TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties hereto have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

TPG BIOTECHNOLOGY PARTNERS II, L.P.

By:	TPG Biotechnology Genpar II, L.P.

By:	TPG Biotechnology Genpar Advisors II, LLC, Its Manager

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President

Address:	301 Commerce Street, Suite 3300
Fort Worth, Texas 76102

[SIGNATURE PAGE TO ALDER BIOPHARMACEUTICALS, INC. AMENDMENT NO. 1

TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties hereto have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

H.I.G. VENTURE PARTNERS II, L.P.
By:	H.I.G. Venture Advisors II, L.L.C.

By:	H.I.G. – GPII, Inc.
Its Manager

By:	/s/ Richard Siegel
Name:	Richard Siegel
Title:	Authorized Signatory
Address:	1450 Brickell Avenue, 31st Floor
Miami, FL 33131

H.I.G. VENTURES - ALDER, LLC
By:	/s/ Richard Siegel
Name:	Richard Siegel
Title:	Authorized Signatory
Address:	1450 Brickell Avenue, 31st Floor Miami, FL 33131

[SIGNATURE PAGE TO ALDER BIOPHARMACEUTICALS, INC. AMENDMENT NO. 1

TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties hereto have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

SEVIN ROSEN FUND IX L.P.

By:	/s/ John Jaggers
John V. Jaggers, Member

SEVIN ROSEN IX AFFILIATES FUND L.P.

By:	/s/ John Jaggers
John V. Jaggers, Member

SEVIN ROSEN BAYLESS MANAGEMENT
COMPANY

By:	/s/ John Jaggers
John V. Jaggers, Vice President

[SIGNATURE PAGE TO ALDER BIOPHARMACEUTICALS, INC. AMENDMENT NO. 1

TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties hereto have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

The Dow Family Trust

By:
Name:
Title:

Address:

[SIGNATURE PAGE TO ALDER BIOPHARMACEUTICALS, INC. AMENDMENT NO. 1

TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties hereto have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

VENTURES WEST 8 LIMITED PARTNERSHIP

By:	its general partner,
Five Corners Capital Inc.

By:	/s/ Gary J. Bridger
Name:	Gary J. Bridger
Title:	Managing Director

Address:	Suite 2500-700 West Georgia Street
Vancouver, BC V7Y 1B3

[SIGNATURE PAGE TO ALDER BIOPHARMACEUTICALS, INC. AMENDMENT NO. 1

TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties hereto have executed this Amendment No. 1 to Amended and Restated Investors’ Rights Agreement as of the date first written above.

REQUISITE HOLDER:

NOVO A/S

By:	/s/ Jack B. Nielsen
Name:	Jack Nielsen
Title:	Partner

Address:	Tuborg Havnevej 19
DK 2900 Hellerup
Denmark

[SIGNATURE PAGE TO ALDER BIOPHARMACEUTICALS, INC. AMENDMENT NO. 1

TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

The parties hereto have executed this Amendment No. 1 to Investor Rights Agreement as of the date first written above.

REQUISITE HOLDER (if an entity):

Name of Purchaser:

Signature:

Name:
Title:

Address:

REQUISITE HOLDER (if an individual):

Name of Purchaser:	Clay B. Siegall

Signature:	/s/ Clay B. Siegall

	Address:	21700 Makah Road Woodway, WA 98020

[SIGNATURE PAGE TO ALDER BIOPHARMACEUTICALS, INC. AMENDMENT NO. 1

TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]